Third Quarter Earnings Presentation October 24, 2024

2 Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward- looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on our investment portfolio repositioning and loan recoveries or reaching positive resolutions on problem loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 7, 2024, in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2024 filed on May 3, 2024, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three month periods ended September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, and the nine month periods ended September 30, 2024 and 2023 may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2024, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre- provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, “tangible stockholders’ equity (book value) per common share”, “tangible common equity ratio, adjusted for unrealized losses on debt securities held to maturity”, and “tangible stockholders' equity (book value) per common share, adjusted for unrealized losses on debt securities held to maturity”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued in 2024, including the effect of non-core banking activities such as the sale of loans and securities (including the investment portfolio repositioning initiated in the third quarter of 2024 )and other repossessed assets, the sale of our Houston franchise, the valuation of securities, derivatives, loans held for sale and other real estate owned, impairment of investments, the early repayment of FHLB advances, Bank owned life insurance restructure, and other non-routine actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to reported results.

3 3Q24 Highlights Balance Sheet • Total assets were $10.38 billion, up by $634.2 million, compared to $9.75 billion in 2Q24 • Cash and cash and equivalents were $671.8 million, up by $361.5 million, compared to $310.3 million in 2Q24 • Total investments remained unchanged at $1.54 billion • Total gross loans were $7.56 billion, up by $239.1 million, compared to $7.32 billion in 2Q24 • Total deposits were $8.11 billion, up by $294.9 million, compared to $7.82 billion in 2Q24, driven by continued organic deposit growth • FHLB advances were $915.0 million, up by $150.0 million, compared to $765.0 million in 2Q24 • Total Capital Ratio was 12.66% compared to 11.88% in 2Q24 • CET 1(1) was 10.60% compared to 9.60% in 2Q24 • Tier 1 Capital Ratio was 11.31% compared to 10.34% in 2Q24 • TCE Ratio(2) was 8.48% compared to 7.30% in 2Q24 (1) We expect our CET1 to be at approximately 11.20%, after we close on the Houston transaction and remain above 11% in 2025 as projected earnings support growth. (2) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP

4 3Q24 Highlights Income Statement • Net loss attributable to the Company was $48.2 million; Net Diluted loss per share was $1.43, compared to diluted earnings per share of $0.15 in 2Q24 • NIM was 3.49% down by 7 basis points compared to 3.56% in 2Q24 • Net Interest Income (“NII”) was $81.0 million, up $1.6 million, from $79.4 million in 2Q24 • Provision for credit losses was $19.0M down by $150.0 thousand, compared to $19.2M in 2Q24 • Recorded $1.6 million in non-interest income and non-interest expense (no impact on P&L) in connection with the unwinding of the swap on a non-performing loan sold (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP (2) Represents core non-interest income, core non-interest expense and core PPNR, which are Non-GAAP Financial Measures. See Appendix 1 for a reconciliation to GAAP As Reported Adjustments Adjusted(2) Securities Losses due to Repositioning OREO Valuation Expense Non-interest income $(47.7) $68.5 - $20.8 Non-interest expense $76.2 - $5.7 $70.5 PPNR(1) $(42.9) $68.5 $5.7 $31.3

5 3Q24 Highlights Other Items of Note • On September 27, 2024, the Company completed a public offering of 8,684,210 shares of its Class A voting common stock, at a price to the public of $19.00 per share, which included 784,210 shares issued upon the exercise in full by the underwriters of their option to purchase additional shares of common stock. The total gross proceeds from the offering were approximately $165 million, with net proceeds of $155.7 million. • Paid quarterly cash dividend of $0.09 per common share on August 30, 2024. • As of 3Q24 our borrowing capacity with either the FED or FHLB was $ 1.6 billion • Assets under management increased $98.7 million to $2.55 billion, compared to $2.45 billion in 2Q24, primarily driven by market valuations and net new assets

6 Shares Outstanding Changes in Shares Outstanding: Beginning Balance at June 30, 2024 33,562,756 Repurchases of Class A Common Stock (1) (143,674) Common stock issuance (2) 8,684,210 Net Issuances (3) 331 Balance at September 30, 2024 42,103,623 (1) Repurchases of Class A Common Stock under the Company's stock repurchase program. (2) On September 27, 2024, the Company completed a public offering of 8,684,210 shares of its Class A voting common stock, at a price to the public of $19.00 per share. (3) Net issuances of shares under the Company's equity compensation plan.

7 74.21% 228.74% 2Q24 3Q24 18.7% 18.3% 2Q24 3Q24 1.41% 1.15% 2Q24 3Q24 0.21% (1.92)% 2Q24 3Q24 2.68% (24.98)% 2Q24 3Q24 NIB Deposits/ Total Deposits Efficiency Ratio ACL / Total Loans held for investment ROA ROE Select Performance Metrics Excluding non-routine items ($5.7 million in non-routine noninterest expenses related to an OREO valuation expense and negative $68.5 million in non-routine noninterest income related to securities losses due to portfolio repositioning), these metrics were as follows as of 3Q24: • Efficiency Ratio(*) was 69.29% compared to 68.60% in 2Q24 • ROA(*) was 0.37% compared to 0.38% in 2Q24 • ROE(*) was 4.80% compared to 5.03% in 2Q24 (*) Represents core efficiency ratio, core ROA and core ROE, which are non-GAAP Financial Measures. See Appendix 1 for a reconciliation to GAAP.

8 85.7% 14.3% U.S. Gov't Sponsored Enterprises 56.3%U.S. Gov't Agency 34.1% U.S. Treasury Debt Securities 0.1% Corporate Debt 9.3% Other 0.2% $1,033.8 $1,269.4 $1,476.4 $230.3 $219.6 $—$2.4 $2.5 $2.6 3.98% 4.31% 4.19% 3Q23 2Q24 3Q24 0 500 1,000 1,500 2,000 87.1% 12.9% Balances and Yields (1) AFS HTM Fixed vs. Floating (2) September 2024 Floating rate Fixed rate Available for Sale Securities by Type September 30, 2024 5.3 yrs Effective Duration ($ in millions) Marketable Equity Securities (2) (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or floating) (3) Based on estimated prepayment speeds Yield 4.9 yrs Effective Duration 33.5 35.3 35.9 49.7 4Q24 1Q25 2Q25 3Q25 0.0 25.0 50.0 75.0 ($ in millions) Expected Prepayments & Maturities Expected Prepayments & Maturities (3) Maturing Yield % Investment Portfolio 4.57% 4.67% 4.68% 4.83% June 2024 (1) As part of securities repositioning, sale of all corporate debt was completed in early October 2024 (1)

9 38.0% 37.2% 34.1% 35.0% 34.8% 20.5% 20.9% 22.5% 22.7% 23.9% 15.8% 16.2% 17.0% 16.4% 16.3% 19.5% 20.4% 21.6% 21.7% 21.2% 6.1% 5.4% 4.8% 4.2% 3.8% 6.77% 7.09% 7.05% 7.08% 7.08% 3Q23 4Q23 1Q24 2Q24 3Q24 72.1% 73.4% 78.2% 79.4% 80.3% 18.5% 17.3% 12.9% 11.6% 10.5% 3.4% 3.0% 3.3% 3.0% 2.9% 4.0% 4.5% 3.9% 4.2% 4.7% 2.0% 1.8% 1.7% 1.6% 1.5% 3Q23 4Q23 1Q24 2Q24 3Q24 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Composition (1) Geographic Mix (Domestic) Geographic ix (1) South Florida Texas New York Average Loan Yield Other (2) (1) Includes loans held for investment carried at amortized cost and loans held for sale carried at fair value. 3Q24 and 2Q24 also includes loans held for sale carried at the lower of cost or fair value in connection with the Houston Transaction. 4Q23 also includes loans held for sale carried at the lower of cost and estimated fair value related to the sale of certain Houston-CRE loans, which closed in the first quarter of 2024. (2) Consists of international loans; residential loans with U.S. collateral Tampa Loan Portfolio Highlights

10 CRE Type FL TX NY Other Total % Total CRE % Total Loans (1) Income Producing (2) Land and Construction Retail $ 626 $ 23 $ 84 $ — $ 733 29.8% 10.6% $ 729 $ 4 Multifamily $ 322 $ 76 $ 84 $ — $ 482 19.5% 6.9% $ 373 $ 108 Office $ 344 $ 42 $ 40 $ 5 $ 431 17.5% 6.2% $ 432 $ — Hotels $ 248 $ 28 $ — $ 19 $ 295 12.0% 4.2% $ 287 $ 8 Industrial $ 56 $ — $ 15 $ — $ 71 2.8% 1.0% $ 71 $ — Specialty $ 180 $ — $ — $ 16 $ 196 8.0% 2.8% $ 159 $ 38 Land $ 236 $ 6 $ — $ 14 $ 256 10.4% 3.7% $ 2 $ 253 Total CRE $ 2,012 $ 175 $ 223 $ 54 $ 2,464 100.0% 35.4% $ 2,053 $ 411 Outstanding as of September 30, 2024 ($ in millions) (1) Calculated as a percentage of loans held for investment only (2) Income producing properties include non-owner occupied and multi-family residential loans CRE Loans Held For Investment - Detail

11 0.46% 0.47% 0.43% 1.38% 1.52% 0.57% 0.56% 0.51% 1.24% 1.25% 3Q23 4Q23 1Q24 2Q24 3Q24 3.0x 2.8x 3.2x 0.9x 0.7x 3Q23 4Q23 1Q24 2Q24 3Q24 $98.8 $95.5 $96.1 $94.4 $79.9 1.40% 1.39% 1.38% 1.41% 1.15% 3Q23 4Q23 1Q24 2Q24 3Q24 0.82% 0.85% 0.69% 1.13% 1.90% 3Q23 4Q23 1Q24 2Q24 3Q24 Net Charge-Offs / Average Total Loans Held for Investment Allowance for Credit Losses ($ in millions) NPLs/ Total Loans and NPAs / Total Assets Allowance for Credit Losses / Total NPL Allowance for Credit Losses ACL as a % of Total Loans Held for Investment NPLs / Total Loans NPAs / Total Assets Credit Quality

12 $94.4 $(35.6) $3.2 $14.7 $0.9 $2.3 $79.9 2Q24 Gross Charge-offs Recoveries Requirement for Charge-offs Credit Quality and Macroeconomic Changes Loan Growth 3Q24 ($ in millions) Allowance for Credit Losses Remarks: Gross charge-off includes $17.3 million that was provisioned in the previous period.

13 Special Mention Loans $95.3 $5.5 $(2.9) $(18.2) $(3.3) $76.4 2Q24 Downgrades to Special Mention Upgrades to Pass Downgrades to Substandard Payoffs/Paydowns 3Q24 ($ in millions) Special Mention Loans Remarks: • The downgrade to Special Mention is one relationship with four owner-occupied loans totaling $5.5 million • The downgrades to Substandard consisted mainly of three owner-occupied loans and one commercial loan

14 Non-Performing Loans $101.0 $86.3 $(35.6) $(33.6) $(3.2) $114.9 2Q24 Downgrades to Substandard Charge-offs Sold Payoffs/Paydowns 3Q24 ($ in millions) Non-Performing Loans Remarks: • The downgrades to substandard are composed mainly of six commercial/owner-occupied loans and two CRE loan, in addition to downgrades to special mention described in the previous slide • The downgrades were not concentrated in a specific industry or geography. • Note sales included one owner-occupied loan totaling $28 million and two small real estate secured loans. All notes were sold at par.

15 $7,547 $7,895 $7,878 $7,816 $8,111 $3,861 $4,153 $4,236 $4,040 $4,225 $1,580 $1,578 $1,595 $1,611 $1,702 $736 $737 $650 $700 $702 $1,370 $1,427 $1,397 $1,465 $1,482 2.66% 2.88% 3.00% 2.98% 2.99% 3Q23 4Q23 1Q24 2Q24 3Q24 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 $2,494 $2,423 $2,465 $2,558 2021 2022 2023 3Q24 1,000 2,000 3,000 $3,137 $4,621 $5,430 $5,553 2021 2022 2023 3Q24 2,500 5,000 Domestic Deposits ($ in millions) Deposit Composition International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits Cost of total Deposits ($ in millions) Noninterest Bearing Demand Deposits 32% of Total Deposits Approx. avg. acct balance: $45,000 68% of Total Deposits Approx. avg. acct balance: $110,000 Well Diversified and Stable Deposit Mix

16 $78.6 $81.7 $78.0 $79.4 $81.0 3.57% 3.72% 3.51% 3.56% 3.49% Net Interest Income NIM 3Q23 4Q23 1Q24 2Q24 3Q24 0 10 20 30 40 50 60 70 80 NII and NIM (%) 16 ($ in millions) 3Q23 4Q23 1Q24 2Q24 3Q24 Cost of Deposits (Domestic) 3.49% 3.71% 3.78% 3.74% 3.72 % Cost of Deposits (International) 0.94% 1.14% 1.39% 1.42% 1.41 % Cost of FHLB Advances 4.07% 3.89% 3.48% 3.79% 4.07 % Cost of Funds 2.86% 3.01% 3.09% 3.11% 3.15% 1.04 0.43 0.47 0.49 0.49 0.54 3Q23 4Q23 1Q24 2Q24 3Q24 0.00 2.00 0.40 0.48 0.56 Quarterly Beta*Cumulative Beta Net Interest Income and NIM Total Deposits Beta Evolution Cost of Funds N/AN/A (0.02)

17 <1 year; 57% 1-3 years; 5% 4-5 years; 6% 5+ years; 32% 327 346 353 361 375 381 387 -200 bps -100 bps -50 bps BASE +50 bps +100 bps +200 bps 0 240 480 As of September 30, 2024 Fixed 48% Adjustable 52% 17 By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve (2) Totals may not sum due to rounding Loan Portfolio Details Impact on NII from Interest Rate Change (1)(2) AFSChange from base ($ in M ill io n s) Fixed 48% UST 1% Prime 14% SOFR 37% As of September 30, 2024 Impact on AFS from Interest Rate Change (1) (9.4)% (4.1)% 0% 5.8%4.0% (2.0)% 7.4% No Floor; 51% 0.5-2%; 1% 2-3.5%; 16% 3.5-5%; 14% 5-6.75%; 17% By Floors 1,609 1,548 1,512 1,474 1,435 1,395 1,314 -200 bps -100 bps -50 bps MV +50 bps +100 bps +200 bps ($ in M ill io n s) 9.2% 5.0% 2.6% 0% (2.7)% (5.4)% (10.9)% Expected AOCL Improvement Change from MVNet Interest Income (18,802) (8,700) 3Q24 3Q25 (estimated) (20,000) (10,000) — approx. 23% drop in AOCL Interest Rate Sensitivity

18 $21.9 $19.5 $14.5 $19.4 $(47.7) $5.1 $4.4 $4.3 $5.3 $5.0 $4.4 $4.2 $4.3 $4.5 $4.5 $(68.5) $4.4 $3.8 $5.6 $7.2 $7.8$1.2 $0.8 $0.5 $2.4 $3.5$7.0 $6.5 3Q23 4Q23 1Q24 2Q24 3Q24 -75 -50 -25 0 25 50 19% 81% 17% 83% Non-Interest Income Mix Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income DomesticInternational 3Q23 $2.6B ($ in millions) Securities losses, net Loan-related derivative income Derivative losses, net Gain on early extinguishment of FHLB advances, net Non-Interest Income Mix $2.1B Assets Under Management and Custody 3Q24 $(0.2) $(0.1) $(0.1) $(0.2) $(0.2) $0.2 $(0.1)

19 $64.4 $109.7 $66.6 $73.3 $76.2 $31.3 $33.0 $33.0 $33.9 $35.0 $33.1 $76.7 $33.6 $39.4 $41.2 700 682 696 720 735 3Q23 4Q23 1Q24 2Q24 3Q24 0 30 60 90 120 Non-Interest Expense Mix ($ in millions, except for FTEs) Non-routine Noninterest Expenses $6.3 $43.1 $0.0 $5.6 $5.7 $5.6$5.6 $37.5 3Q23 4Q23 1Q24 2Q24 3Q24 0 20 40 60 ($ in millions) Non-Interest Expense Salaries and employee benefits Other operating expenses FTEs Other non-routine noninterest expenses Losses on loans held for sale carried at the lower cost or fair value Fixed assets impairment $0.9 $1.3 $3.4 Noninterest expense $76.2 million OREO valuation expense ($5.7 million) Core noninterest expense (1) $70.5 million Unwinding of swap ($1.6 million) Normalized expenses $68.9 million (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP Losses on sale of repossessed assets and other real estate owned loss $0.7

20 Change in Diluted Earnings Per Common Share $0.15 $0.01 $(2.03) $0.45 $0.01 $(0.02) $(1.43) 2Q24 PPNR Net Non-routine Items Income Tax Expense Capital Raise Repurchases and Other 3Q24 $(2.50) $(2.00) $(1.50) $(1.00) $(0.50) $— $0.50 $1.00 EPS Trend (*) Refers to core PPNR which is a non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. (*)

21 Closing Remarks • Signed LOI for a second banking center in Miami Beach (expected mid-2025 opening) • Signed agreement for second Tampa office in downtown Tampa (expected mid-2025 opening) • Hired new Market President for Broward County who will oversee Amerant’s ongoing expansion in this key market • Continue to actively recruit for additional commercial relationship bankers and private banking officers in Broward County, Palm Beach County and in the greater Tampa market • Loan production was strong in 3Q24 and the pipeline for 4Q24 is aligned with previous guidance • Deposits First - funding projected loan growth continues to be our top priority • Significant reduction in both special mention and non-performing loans expected in 4Q24 • It’s all about execution! Our focus remains on the execution of our strategic plan as we pursue our goal of being the bank of choice in the markets we serve.

Supplemental Loan Portfolio Information

Loans Held for Investment Portfolio by Industry

September 30, 2024

($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans
Financial Sector (1)	$ 33	$ 447	$ 480	6.9 %
Construction and Real Estate & Leasing:				
Commercial real estate loans	2,464	—	2,464	35.4 %
Other real estate related services and equipment leasing (2)	120	165	285	4.1 %
Total construction and real estate & leasing	**2,584**	**165**	**2,749**	**39.5 %**
Manufacturing:				
Foodstuffs, Apparel	75	28	103	1.5 %
Metals, Computer, Transportation and Other	35	45	80	1.2 %
Chemicals, Oil, Plastics, Cement and Wood/Paper	3	8	11	0.2 %
Total Manufacturing	**113**	**81**	**194**	**2.8 %**
Wholesale (3)	102	183	285	4.1 %
Retail Trade (4)	232	219	451	6.5 %
Services:				
Non-Financial Public Sector	—	6	6	0.1 %
Communication, Transportation, Health and Other (5)	243	297	540	7.7 %
Accommodation, Restaurants, Entertainment and other services (6)	147	227	374	5.4 %
Electricity, Gas, Water, Supply and Sewage Services	5	47	52	0.7 %
Total Services	**395**	**577**	**972**	**14.0 %**
Primary Products:				
Agriculture, Livestock, Fishing and Forestry	3	3	6	0.1 %
Mining	—	—	—	— %
Total Primary Products	**3**	**3**	**6**	**0.1 %**
Other Loans (7)	1,501	326	1,827	26.2 %
Total Loans	**$ 4,963**	**$ 2,001**	**$ 6,964**	**100.0 %**

(1) Consists primarily of finance facilities granted to non-bank financial companies.
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities
(3) Food wholesalers represented approximately 38%
(4) Gasoline stations represented approximately 50%
(5) Healthcare represented approximately 66%
(6) Other repair and maintenance services represented 31%
(7) Primarily residential, consumer loans, and cash secured loans and loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loans portfolio

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 13.9% of total loans
- 71% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food & Auto and and computer parts wholesalers
  - Retail - Gas stations
  - Services – Healthcare and Restaurants

AMERANT 23

24 18% 33% 35% 14% —% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50% 60% • Florida and Texas primarily include neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York primarily includes high traffic retail corridors with proximity to public transportation services • Single-tenant consist of two loans located in the Fulton Mall corridor in Brooklyn, NY, and five loans in South Florida (Food and Health, Clothing and Car Wash). Highlights CRE Retail (1) Retail - LTV Food and Health Retail; 10% Clothing; 27% Car Wash; 24%Groceries; 6% Restaurant; 8% Tobacco & CBD; 25% CRE Retail - Single Tenant (1) (1) CRE retail loans held for investment above $3.0 million Total: $654 million Loan Portfolio Percentage: 9.4% Total: $50 million Loan Portfolio Percentage: 0.7% Neighborhood Center; 36% Single Tenant; 8% Strip/Convenience; 21% Community Center; 21% Theme/Festival Center; 11% Retail Storefront; 3% CRE Retail - Detail As of September 30, 2024

25 New York; 10% Texas; 10% South Florida; 80% 11% 34% 47% 8% —% 50% or less 51-60% 61-70% 71-80% 81% or more 0% 10% 20% 30% 40% 50% 60% CRE office above $3 million represent 27 loans totaling $412 million, or 96% of total CRE office with avg. debt-service coverage (DSCR) 1.8x and LTV 63% ◦ South Florida: 21 loans totaling $325 million with avg. DSCR 1.8x and LTV 62% (67% Miami-Dade, 27% Broward and 6% Palm Beach) ◦ New York: 2 loans totaling $40 million with avg. DSCR 1.2x and LTV 63% (52% Westchester and 48% Kings) ◦ Texas: 3 loans totaling $42 million with avg. DSCR 1.6x and LTV 66% (92% Dallas and 8% Houston) Highlights CRE Office (1) Office - LTV (1) CRE office loans held for investment above $3 million Total: $412 million Loan Portfolio Percentage: 5.9% CRE Office - Detail As of September 30, 2024

Appendices

Appendix 1

Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain costs incurred by the Company in the periods presented related to tax deductible restructuring costs, provision for (reversal of) credit losses, provision for income tax expense (benefit), the effect of non-core banking activities such as the sale of loans and securities (including the investment portfolio repositioning initiated at the end of the third quarter of 2024) and other repossessed assets, the Houston Transaction, the valuation of securities, derivatives, loans held for sale and other real estate owned and repossessed assets, the early repayment of FHLB advances, impairment of investments, Bank owned life insurance restructure and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful to understand the Company's performance absent these transactions and events.

($ in thousands)	Three Months Ended,				
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net (loss) income attributable to Amerant Bancorp Inc.	$ (48,164)	$ 4,963	$ 10,568	$ (17,123)	$ 22,119
Plus: provision for credit losses [1]	19,000	19,150	12,400	12,500	8,000
Plus: provision for income tax (benefit) expense	(13,728)	1,360	2,894	(2,972)	6,337
Pre-provision net revenue (loss) (PPNR)	(42,892)	25,473	25,862	(7,595)	36,456
Plus: non-routine noninterest expense items	5,672	5,562	—	43,094	6,303
Plus (less): non-routine noninterest income items	68,484	(28)	206	(5,688)	(6,879)
Core pre-provision net revenue (Core PPNR)	$ 31,264	$ 31,007	$ 26,068	$ 29,811	$ 35,880
Total noninterest (loss) income	$ (47,683)	$ 19,420	$ 14,488	$ 19,613	$ 21,921
Less: Non-routine noninterest (loss) income items:					
Derivatives (losses) gains, net	—	(44)	(152)	(151)	(77)
Securities (losses) gains, net [2]	(68,484)	(117)	(54)	33	(54)
Bank owned life insurance charge [3]	—	—	—	(655)	—
Gains on early extinguishment of FHLB advances, net	—	189	—	6,461	7,010
Total non-routine noninterest (loss) income items	(68,484)	28	(206)	5,688	6,879
Core noninterest income	$ 20,801	$ 19,392	$ 14,694	$ 13,925	$ 15,042

AMERANT | 27

28 Three Months Ended ($ in thousands) September 30, 2024 June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 Total noninterest expense $ 76,208 $ 73,302 $ 66,594 $ 109,702 $ 64,420 Less: non-routine noninterest expense items Restructuring costs (4): Staff reduction costs (5) — — — 1,120 489 Contract termination costs (6) — — — — — Consulting and other professional fees and software expenses(7) — — — 1,629 — Branch closure expenses and related charges (8) — — — — 252 Total restructuring costs $ — $ — $ — $ 2,749 $ 741 Other non-routine noninterest expense items: Losses on loans held for sale carried at the lower cost or fair value (9)(10) — 1,258 — 37,495 5,562 Other real estate owned valuation expense 5,672 — — — — Goodwill and intangible assets impairment (10) — 300 — 1,713 — Fixed assets impairment (10)(11) — 3,443 — — — Legal and broker fees (10) — 561 — — — Bank owned life insurance enhancement costs (3) — — — 1,137 — Impairment charge on investment carried at cost — — — — — Total non-routine noninterest expense items $ 5,672 $ 5,562 $ — $ 43,094 $ 6,303 Core noninterest expense $ 70,536 $ 67,740 $ 66,594 $ 66,608 $ 58,117 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd)

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except percentages and per share data)	Three Months Ended, September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net (loss) income attributable to Amerant Bancorp Inc.	$ (48,164)	$ 4,963	$ 10,568	$ (17,123)	$ 22,119
Plus after-tax non-routine items in noninterest expense:					
Non-routine items in noninterest expense before income tax effect	5,672	5,562	—	43,094	6,303
Income tax effect [12]	(1,332)	(1,196)	—	(8,887)	(1,486)
Total after-tax non-routine items in noninterest expense	4,340	4,366	—	34,207	4,817
Plus (less) after-tax non-routine items in noninterest income:					
Non-routine items in noninterest income before income tax effect	68,484	(28)	206	(5,688)	(6,879)
Income tax effect [12]	(15,411)	6	(44)	1,032	1,607
Total after-tax non-routine items in noninterest income	53,073	(22)	162	(4,656)	(5,272)
BOLI enhancement tax impact [2]	—	—	—	2,844	—
Core net income	$ 9,249	$ 9,307	$ 10,730	$ 15,272	$ 21,664
Basic (loss) earnings per share	$ (1.43)	$ 0.15	$ 0.32	$ (0.51)	$ 0.66
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [13]	0.13	0.13	—	1.11	0.14
Plus (less): after tax impact of non-routine items in noninterest income	1.57	—	—	(0.14)	(0.15)
Total core basic earnings per common share	$ 0.27	$ 0.28	$ 0.32	$ 0.46	$ 0.65
Diluted (loss) earnings per share [14]	$ (1.43)	$ 0.15	$ 0.31	$ (0.51)	$ 0.66
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [13]	0.13	0.13	—	1.11	0.14
Plus (less): after tax impact of non-routine items in noninterest income	1.57	—	0.01	(0.14)	(0.16)
Total core diluted earnings per common share	$ 0.27	$ 0.28	$ 0.32	$ 0.46	$ 0.64
Net (loss) income / Average total assets (ROA)	(1.92) %	0.21 %	0.44 %	(0.71) %	0.92 %
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [13]	0.18 %	0.17 %	— %	1.55 %	0.20 %
Plus (less): after tax impact of non-routine items in noninterest income	2.11 %	— %	— %	(0.20) %	(0.21) %
Core net income / Average total assets (Core ROA)	0.37 %	0.38 %	0.44 %	0.64 %	0.91 %

AMERANT 29

Appendix 1

Non-GAAP Financial Measures Reconciliations (cont'd)

($ in thousands, except percentages and per share data)	Three Months Ended, September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net (loss) income/ Average stockholders' equity (ROE)	(24.98)%	2.68 %	5.69 %	(9.22)%	11.93 %
Plus: after tax impact of non-routine items in noninterest expense and BOLI tax impact [13]	2.25 %	2.36 %	— %	19.96 %	2.60 %
Plus (less): after tax impact of non-routine items in noninterest income	27.53 %	(0.01)%	0.09 %	(2.51)%	(2.84)%
Core net income / Average stockholders' equity (Core ROE)	4.80 %	5.03 %	5.78 %	8.23 %	11.69 %
Efficiency ratio	228.74 %	74.21 %	72.03 %	108.30 %	64.10 %
Less: impact of non-routine items in noninterest expense and and noninterest income	(159.45)%	(5.61)%	(0.16)%	(38.63)%	(2.02)%
Core efficiency ratio	69.29 %	68.60 %	71.87 %	69.67 %	62.08 %
Stockholders' equity	$ 902,888	$ 734,342	$ 738,085	$ 736,068	$ 719,787
Less: goodwill and other intangibles [15]	(24,366)	(24,581)	(24,935)	(25,029)	(26,818)
Tangible common stockholders' equity	$ 878,522	$ 709,761	$ 713,150	$ 711,039	$ 692,969
Total assets	10,381,961	9,747,738	9,817,772	9,716,327	9,345,700
Less: goodwill and other intangibles [15]	(24,366)	(24,581)	(24,935)	(25,029)	(26,818)
Tangible assets	$ 10,357,595	$ 9,723,157	$ 9,792,837	$ 9,691,298	$ 9,318,882
Common shares outstanding	42,103,623	33,562,756	33,709,395	33,603,242	33,583,621
Tangible common equity ratio	8.48%	7.30%	7.28%	7.34%	7.44%
Stockholders' book value per common share	$ 21.44	$ 21.88	$ 21.90	$ 21.90	$ 21.43
Tangible stockholders' equity book value per common share	$ 20.87	$ 21.15	$ 21.16	$ 21.16	$ 20.63

AMERANT 30

31 Three Months Ended, ($ in thousands, except percentages and per share data) September 30, 2024 June 30, 2024 March 31, 2024 December 31, 2023 September 30, 2023 Tangible common stockholders' equity $ 878,522 $ 709,761 $ 713,150 $ 711,039 $ 692,969 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (16) — (20,304) (18,729) (16,197) (26,138) Tangible common stockholders' equity, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 878,522 $ 689,457 $ 694,421 $ 694,842 $ 666,831 Tangible assets $ 10,357,595 $ 9,723,157 $ 9,792,837 $ 9,691,298 $ 9,318,882 Less: Net unrealized accumulated losses on debt securities held to maturity, net of tax (16) — (20,304) (18,729) (16,197) (26,138) Tangible assets, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 10,357,595 $ 9,702,853 $ 9,774,108 $ 9,675,101 $ 9,292,744 Common shares outstanding 42,103,623 33,562,756 33,709,395 33,603,242 33,583,621 Tangible common equity ratio, adjusted for net unrealized accumulated losses on debt securities held to maturity 8.48% 7.11% 7.10% 7.18% 7.18 % Tangible stockholders' book value per common share, adjusted for net unrealized accumulated losses on debt securities held to maturity $ 20.87 $ 20.54 $ 20.60 $ 20.68 $ 19.86 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd)

32 Appendix 1 Non-GAAP Financial Measures Reconciliations (cont'd) (1) In the third, second and first quarter of 2024 and in the fourth and third quarter of 2023, includes $17.9 million, $17.7 million, $12.4 million, $12.0 million and $7.4 million of provision for credit losses on loans, respectively. Provision for unfunded commitments (contingencies) in the third and second quarter of 2024, and in the fourth and third quarter of 2023, were $1.1 million, $1.5 million, $0.5 million and $0.6 million, respectively, while there was none in the first quarter of 2024. For all other periods shown, includes provision for credit losses on loans. (2) In the third quarter of 2024, the Company executed an investment portfolio repositioning which resulted in a pre-tax loss of $68.5 million during the same period. (3) In the fourth quarter of 2023, the Company completed a restructuring of its bank-owned life insurance (“BOLI”) program. This was executed through a combination of a 1035 exchange and a surrender and reinvestment into higher-yielding general account with a new investment grade insurance carrier. This transaction allowed for higher team member participation through an enhanced split-dollar plan. Estimated improved yields resulting from the enhancement have an earn-back period of approximately 2 years. In the fourth quarter of 2023, we recorded total additional expenses and charges of $4.6 million in connection with this transaction, including: (i) a reduction of $0.7 million to the cash surrender value of BOLI; (ii) transaction costs of $1.1 million, and (iii) income tax expense of $2.8 million. (4) Expenses incurred for actions designed to implement the Company’s business strategy. These actions include, but are not limited to reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, decommissioning of legacy technologies, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (5) Staff reduction costs consist of severance expenses related to organizational rationalization. (6) Contract termination and related costs associated with third party vendors resulting from the Company’s engagement of FIS. (7) In the three months ended December 31, 2023, includes an aggregate of $1.6 million of nonrecurrent expenses in connection with the engagement of FIS and, to a lesser extent, software expenses related to legacy applications running in parallel to new core banking applications. There were no significant nonrecurrent expenses in connection with engagement of FIS in the three months ended September 30, 2024, June 30, 2024, March 31, 2024 and September 30, 2023. (8) In the three months ended September 30, 2023, consists of expenses in connection with the closure of a branch in Houston, Texas in 2023. (9) In the three months ended December 31, 2023, includes (i) fair value adjustment of $35.5 million related to an aggregate of $401 million in Houston-based CRE loans held for sale which are carried at the lower of cost or fair value, and (ii) a loss on sale of $2.0 million related to a New York-based CRE loan previously carried at the lower of cost or fair value. In the three months ended September 30, 2023, includes a fair value adjustment of $5.6 million related to a New York-based CRE loan held for sale carried at the lower of cost or fair value. (10) In the three months ended June 30, 2024, amounts shown are in connection with the Houston Transaction. (11) Related to Houston branches and included as part of occupancy and equipment expenses. See Exhibit 5 for additional information. (12) In the three months ended March 31, 2024, amounts were calculated based upon the effective tax rate for the period of 21.50%. For all of the other periods shown, amounts represent the difference between the prior and current period year-to-date tax effect. (13) In the three months ended December 31, 2023, per share amounts and percentages were calculated using the after-tax impact of non-routine items in noninterest expense of $34.2 million and BOLI tax impact of $2.8 million in the same period. In all other periods shown, per share amounts and percentages were calculated using the after tax impact of non-routine items in noninterest expense. (14) See 2023 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation. (15) At September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, other intangible assets primarily consist of naming rights of $2.1 million, $2.3 million, $2.4 million, $2.5 million and $2.7 million, respectively, and mortgage servicing rights (“MSRs”) of $1.4 million, $1.5 million, $1.4 million, $1.4 million and $1.3 million, respectively. Other intangible assets are included in other assets in the Company’s consolidated balance sheets. (16) There were no debt securities held to maturity at September 30, 2024. As of June 30, 2024, March 31, 2024, December 31, 2023 and September 30, 2023, amounts were calculated based upon the fair value on debt securities held to maturity, and assuming a tax rate of 25.38%, 25.40%, 25.36% and 25.51%, respectively.

33 Income Statement Highlights - 3Q24 vs 2Q24 ($ in thousands) 3Q24 2Q24 Change Total Interest Income Loans $ 129,752 $ 124,117 $ 5,635 Investment securities 17,127 16,950 177 Interest earning deposits with banks and other interest income 4,758 5,342 (584) Total Interest Expense — Interest bearing demand deposits 15,345 16,779 (1,434) Savings and money market deposits 16,830 14,999 1,831 Time deposits 27,260 25,971 1,289 Advances from FHLB 8,833 6,946 1,887 Senior notes 942 941 1 Subordinated notes 361 361 — Junior subordinated debentures 1,067 1,055 12 Securities sold under agreements to repurchase — 2 (2) Total Provision for Credit Losses 19,000 19,150 (150) Total Noninterest Income (47,683) 19,420 (67,103) Total Noninterest Expense 76,208 73,302 2,906 Income Tax (Benefit) Expense (13,728) 1,360 (15,088) Net Income (Loss) Attributable to Amerant Bancorp Inc. $ (48,164) $ 4,963 $ (53,127)

34 • ACL - Allowance for Credit Losses • AFS - Available for Sale • AOCI - Accumulated Other Comprehensive Income • CET 1 - Common Equity Tier 1 capital ratio • CRE - Commercial Real Estate • Customer CDs - Customer certificate of deposits • C&I - Commercial and Industrial • EPS – Earnings per Share • FHLB - Federal Home Loan Bank • FTE - Full Time Equivalent • HTM - Held to Maturity • MV - Market Value • NPL - Non-Performing Loans • NPA - Non-Performing Assets • NIB - Noninterest Bearing • NII - Net Interest Income • NIM – Net Interest Margin • ROA - Return on Assets • ROE - Return on Equity • SOFR - Secured Overnight Financing Rate • TCE ratio – Tangible Common Equity ratio Glossary

35Glossary (cont'd) • TCE Ratio: 3Q24 includes $13.0 million accumulated unrealized losses net of taxes primarily related to the decline in the fair value of debt securities available for sale, which are carried at fair value, as a result of increases in market rates. • Total gross loans: includes loans held for investment carried at amortized cost, loans held for sale carried at fair value, and loans held for sale carried at the lower of estimated fair value or cost • Brokered Deposits : there were no brokered transaction deposits in 3Q24, 2Q24 and 1Q24, while 4Q23 and 3Q23 include brokered transaction deposits of $17 million and $13 million, respectively. 3Q24, 2Q24, 1Q24, 4Q23 and 3Q23 brokered time deposits were $702 million, $700 million, $650 million and $720 million, respectively. • Cost of Total Deposits: annualized and calculated based upon the average daily balance of total deposits. • Average deposit account balances in Deposit Mix Slide calculated as of December 31, 2023 • ROA: calculated based upon the average daily balance of total assets • ROE: calculated based upon the average daily balance of stockholders' equity • Loans Held for Investment: excludes loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned ("OREO") properties acquired through or in lieu of foreclosure and other repossessed assets. • Net Charge Offs/Average Total Loans Held for Investment: – Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses – Total loans exclude loans held for sale • Cost of Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • Cost of Funds: calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits • Quarterly beta (as shown in NII & NIM Slide): calculated based upon the change of the cost of deposit over the change of Federal funds rate (if any) during the quarter.

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